                                                                   EXHIBIT 10.02



                                  $225,000,000

                            364-DAY CREDIT AGREEMENT

                                   dated as of

                                 August 8, 2001

                                      among

                        MARTIN MARIETTA MATERIALS, INC.,

                            The BANKS Listed Herein,

                                       and

                            THE CHASE MANHATTAN BANK,

                                    as Agent

                             ----------------------

                          J.P. MORGAN SECURITIES, INC.,
                        Lead Arranger and Sole Bookrunner

                             BANK OF AMERICA, N.A.,

                           FIRST UNION NATIONAL BANK,

                                       and

                              WACHOVIA BANK, N.A.,
                              Co-Syndication Agents

                               TABLE OF CONTENTS*


                                                                           PAGE
                                                                           ----

                                    ARTICLE 1
                                   DEFINITIONS


SECTION 1.01.  Definitions....................................................1
SECTION 1.02.  Accounting Terms and Determinations...........................13
SECTION 1.03.  Types of Borrowings...........................................14

                                    ARTICLE 2
                                    THE LOANS


SECTION 2.01.  Commitments to Lend...........................................14
SECTION 2.02.  Notice of Committed Borrowing.................................15
SECTION 2.03.  Competitive Bid Borrowings....................................15
SECTION 2.04.  Notice to Banks; Funding of Loans.............................19
SECTION 2.05.  Loan Accounts and Notes.......................................20
SECTION 2.06.  Maturity of Loans.............................................21
SECTION 2.07.  Interest Rates................................................21
SECTION 2.08.  Mandatory Termination of Commitments..........................23
SECTION 2.09.  Optional Prepayments..........................................23
SECTION 2.10.  General Provisions as to Payments.............................23
SECTION 2.11.  Fees..........................................................24
SECTION 2.12.  Reduction or Termination of Commitments.......................24
SECTION 2.13.  Method of Electing Interest Rates.............................25
SECTION 2.14.  Funding Losses................................................26
SECTION 2.15.  Computation of Interest and Fees..............................26
SECTION 2.16.  Increased Commitments; Additional Banks.......................26

                                    ARTICLE 3
                                   CONDITIONS


SECTION 3.01.  Closing.......................................................28
SECTION 3.02.  Borrowings....................................................28

                                    ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES


SECTION 4.01.  Corporate Existence and Power.................................29
SECTION 4.02.  Corporate Authorization; No Contravention.....................29

                                                                           PAGE
                                                                           ----

SECTION 4.03.  Binding Effect................................................30
SECTION 4.04.  Financial Information.........................................30
SECTION 4.05.  Litigation....................................................30
SECTION 4.06.  Taxes.........................................................31
SECTION 4.07.  Margin Regulations............................................31
SECTION 4.08.  Compliance with Laws..........................................31
SECTION 4.09.  Governmental Approvals........................................31
SECTION 4.10.  Pari Passu Obligations........................................31
SECTION 4.11.  No Defaults...................................................31
SECTION 4.12.  Full Disclosure...............................................31
SECTION 4.13.  ERISA.........................................................32
SECTION 4.14.  Environmental Matters.........................................32
SECTION 4.15.  Regulatory Restrictions on Borrowing..........................32

                                    ARTICLE 5
                                    COVENANTS


SECTION 5.01.  Information...................................................33
SECTION 5.02.  Payment of Obligations........................................34
SECTION 5.03.  Insurance.....................................................35
SECTION 5.04.  Maintenance of Existence......................................35
SECTION 5.05.  Maintenance of Properties.....................................35
SECTION 5.06.  Compliance with Laws..........................................35
SECTION 5.07.  Mergers, Consolidations and Sales of Assets...................36
SECTION 5.08.  Negative Pledge...............................................37
SECTION 5.09.  Leverage Ratio................................................38
SECTION 5.10.  Use of Loans..................................................39
SECTION 5.11.  Investments...................................................39
SECTION 5.12.  Transactions with Affiliates..................................40

                                    ARTICLE 6
                                    DEFAULTS


SECTION 6.01.  Event of Default..............................................40

                                    ARTICLE 7
                                    THE AGENT


SECTION 7.01.  Appointment and Authorization.................................43
SECTION 7.02.  Agent and Affiliates..........................................43
SECTION 7.03.  Action by Agent...............................................43
SECTION 7.04.  Consultation with Experts.....................................44

                                                                           PAGE
                                                                           ----

SECTION 7.05.  Liability of Agent............................................44
SECTION 7.06.  Indemnification...............................................44
SECTION 7.07.  Credit Decision...............................................44
SECTION 7.08.  Successor Agents..............................................45
SECTION 7.09.  Agent's Fees..................................................45

                                    ARTICLE 8
                             CHANGE IN CIRCUMSTANCES


SECTION 8.01.  Increased Cost and Reduced Return; Capital Adequacy...........45
SECTION 8.02.  Substitute Rate...............................................47
SECTION 8.03.  Illegality....................................................47
SECTION 8.04.  Taxes on Payments.............................................47

                                    ARTICLE 9
                                  MISCELLANEOUS


SECTION 9.01.  Termination of Commitment of a Bank; New Banks................50
SECTION 9.02.  Notices.......................................................51
SECTION 9.03.  No Waivers....................................................51
SECTION 9.04.  Expenses; Indemnification.....................................51
SECTION 9.05.  Pro Rata Treatment............................................52
SECTION 9.06.  Sharing of Set-Offs...........................................52
SECTION 9.07.  Amendments and Waivers........................................52
SECTION 9.08.  Successors and Assigns; Participations; Novation..............52
SECTION 9.09.  Visitation....................................................55
SECTION 9.10.  Collateral....................................................55
SECTION 9.11.  Reference Banks...............................................56
SECTION 9.12.  Governing Law; Submission to Jurisdiction.....................56
SECTION 9.13.  Effectiveness; Counterparts; Integration......................56
SECTION 9.14.  WAIVER OF JURY TRIAL..........................................56
SECTION 9.15.  Confidentiality...............................................56

COMMITMENT SCHEDULE

SCHEDULE I        -    Pricing
SCHEDULE 5.11(c)  -    Investments*
SCHEDULE 5.11(d)  -    Related Businesses*

EXHIBIT A-1       -    Committed Note
EXHIBIT A-2       -    Competitive Bid Note
EXHIBIT B         -    Competitive Bid Quote Request
EXHIBIT C         -    Invitation for Competitive Bid Quotes
EXHIBIT D         -    Competitive Bid Quote
EXHIBIT E-1       -    Opinion of Counsel for the Borrower
EXHIBIT E-2       -    Opinion of North Carolina Counsel for the Borrower
EXHIBIT F         -    Opinion of Special Counsel for the Agent
EXHIBIT G         -    Assignment and Assumption Agreement
EXHIBIT H         -    Compliance Certificate



--------------
* Borrower to update.

                            364-DAY CREDIT AGREEMENT


         AGREEMENT dated as of August 8, 2001 among MARTIN MARIETTA MATERIALS, INC., the BANKS listed on the signature pages hereof and THE CHASE MANHATTAN BANK, as Agent.



                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.01. Definitions. The following terms, as used herein and in any Exhibit or Schedule hereto, have the following meanings:

         "ABSOLUTE RATE AUCTION" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Absolute Rates pursuant to Section 2.03.

         "ADDITIONAL BANK" has the meaning set forth in Section 2.16(b).

         "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent with a copy to the Borrower duly completed by such Bank.

         "AFFILIATE" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "CONTROLLING PERSON") or
(ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "CONTROL" means possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGENT" means The Chase Manhattan Bank in its capacity as administrative agent for the Banks hereunder, and its successor or successors in such capacity.

         "AGREEMENT" means this 364-Day Credit Agreement as it may be amended from time to time.

         "APPLICABLE LENDING OFFICE" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its

Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Competitive Bid Loans, its Competitive Bid Lending Office.

         "ASSIGNEE" has the meaning set forth in Section 9.08(c).

         "ASSIGNMENT AND ASSUMPTION AGREEMENT" means an agreement, substantially in the form of Exhibit G hereto, under which an interest of a Bank hereunder is transferred to an Assignee pursuant to Section 9.08(c) hereof.

         "BANK" means (i) each bank listed on the signature pages hereof, (ii) each Additional Bank or Assignee that becomes a Bank pursuant to either Section
2.16 or Section 9.08(c), and (iii) their respective successors.

         "BASE RATE" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day or (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day, each change in the Base Rate to become effective on the day on which such change occurs.

         "BASE RATE LOAN" means a Committed Loan which bears interest at the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of Article 8.

         "BORROWER" means Martin Marietta Materials, Inc., a North Carolina corporation.

         "BORROWER'S LATEST FORM 10-Q" means the Borrower's quarterly report on Form 10-Q for the quarter ended March 31, 2001, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

         "CHANGE IN LAW" means, for purposes of Section 8.01 and Section 8.03, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency.

         "CLOSING DATE" means the date on or after the Effective Date on which the Agent shall have received the documents specified in or pursuant to Section 3.01.

         "COMMITMENT" means (i) with respect to each Bank listed on the Commitment Schedule, the amount set forth opposite the name of such Bank on the Commitment Schedule and (ii) with respect to each Additional Bank or

Assignee which becomes a Bank pursuant to Section 2.16 or 9.08(c), the amount of the Commitment thereby assumed by it, in each case as such amount may be changed from time to time pursuant to Section 2.09, 2.16 or 9.08(c).

         "COMMITTED LOAN" means a loan made by a Bank pursuant to Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term Committed Loan shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

         "COMMITTED NOTES" means promissory notes of the Borrower, substantially in the form of Exhibit A-1 hereto, evidencing the obligation of the Borrower to repay the Committed Loans, and "COMMITTED NOTE" means any one of such promissory notes issued hereunder.

         "COMPETITIVE BID ABSOLUTE RATE" has the meaning set forth in Section 2.03(d).

         "COMPETITIVE BID ABSOLUTE RATE LOAN" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

         "COMPETITIVE BID LENDING OFFICE" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Competitive Bid Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Competitive Bid Lending Offices for its Competitive Bid LIBOR Loans, on the one hand, and its Competitive Bid Absolute Rate Loans, on the other hand, in which case all references herein to the Competitive Bid Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

         "COMPETITIVE BID LIBOR LOAN" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.03).

         "COMPETITIVE BID LOAN" means a Competitive Bid LIBOR Loan or a Competitive Bid Absolute Rate Loan.

         "COMPETITIVE BID MARGIN" has the meaning set forth in Section 2.03(d)(ii)(C).

         "COMPETITIVE BID QUOTE" means an offer by a Bank, in substantially the form of Exhibit D hereto, to make a Competitive Bid Loan in accordance with
Section 2.03.

         "COMPETITIVE BID QUOTE REQUEST" means the notice, in substantially the form of Exhibit B hereto, to be delivered by the Borrower in accordance with
Section 2.03 in requesting Competitive Bid Quotes.

         "CONSOLIDATED DEBT" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

         "CONSOLIDATED NET WORTH" means at any date the consolidated shareholders' equity of the Borrower and its Consolidated Subsidiaries which would be reported on the consolidated balance sheet of the Borrower as total shareholders' equity, determined as of such date.

         "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary or other entity the accounts of which would be consolidated with the Borrower in its consolidated financial statements if such statements were prepared as of such date.

         "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance, bank guarantee or similar instrument which remain unpaid for two Business Days, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person provided that the amount of such Debt which is not otherwise an obligation of such Person shall be deemed to be the fair market value of such asset and (vii) all Debt of others guaranteed by such Person.

         "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DERIVATIVES OBLIGATIONS" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

         "DOLLARS" or "$" means lawful currency of the United States.

         "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

         "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent.

         "EFFECTIVE DATE" means the date this Agreement becomes effective in accordance with Section 9.13.

         "ELIGIBLE INSTITUTION" means any commercial bank having total assets in excess of $3,000,000,000 (or the equivalent amount in the local currency of such bank) as determined by the Agent based on its most recent publicly available financial statements of such bank.

         "ENVIRONMENTAL LAWS" means any and all applicable federal, state and local statutes, regulations, ordinances, rules, administrative orders, consent decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, hazardous substances, or hazardous wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances, or hazardous wastes.

         "EQUITY PURCHASE" has the meaning in the definition of the term "Equity Hybrid Security."

         "EQUITY HYBRID SECURITY" means a debt security (whether or not denominated as an equity hybrid security), including guaranties issued in connection therewith, that is issued substantially concurrently with the sale of a purchase contract requiring the buyer to purchase (the "EQUITY PURCHASE") from the Borrower equity securities of the Borrower for a price equal to the amount of such debt security with the purchase price being payable in cash or debt securities of the Borrower. The good faith determination by the Board of Directors of the Borrower whether a debt security (or a portion thereof) constitutes an Equity Hybrid Security shall be conclusive for purposes of this Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA GROUP" means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 4001(a)(14) of ERISA.

         "EURO-DOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "EURO-DOLLAR LOAN" means any Committed Loan in respect of which interest is to be computed on the basis of a Euro-Dollar Rate.

         "EURO-DOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

         "EURO-DOLLAR MARGIN" means the percentage determined in accordance with the Pricing Schedule.

         "EURO-DOLLAR RATE" means a rate of interest determined pursuant to
Section 2.07(b) on the basis of an London Interbank Offered Rate.

         "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXISTING CREDIT FACILITIES" means the respective Revolving Credit Agreements dated as of January 29, 1997 and December 3, 1998, each among the Borrower, the banks party thereto and Morgan Guaranty Trust Company of New York, as agent for such banks, each as amended and/or restated prior to the Effective Date.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

         "FINAL MATURITY DATE" means the first anniversary of the Termination Date or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

         "FIXED RATE LOANS" means Euro-Dollar Loans or Competitive Bid Loans (excluding Competitive Bid LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.03) or both.

         "GROUP OF LOANS" means at any time a group of Loans consisting of (i) all Committed Loans which are Base Rate Loans at such time or (ii) all Euro-Dollar Loans having the same Interest Period at such time, provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "INTEREST PERIOD" means:

                  (1) with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; provided that:

                           (a) any Interest Period which would otherwise end on
                  a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and

                           (b) any Interest Period which begins on the last
                  Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to the further proviso below, end on the last Euro-Dollar Business Day of a calendar month;

                  (2) with respect to each Competitive Bid LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

                           (a) any Interest Period which would otherwise end on
                  a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day; and

                           (b) any Interest Period which begins on the last
                  Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to the further proviso below, end on the last Euro-Dollar Business Day of a calendar month;

                  (3) with respect to each Competitive Bid Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than seven days) as the Borrower may elect in accordance with Section 2.03; provided that any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

provided further that:

                  (x) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date; and

                  (y) any Interest Period which would otherwise end after the Final Maturity Date shall end on the Final Maturity Date.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         "INVESTMENT" means any investment in any Person, whether by means of share purchase, capital contribution, loan, guarantee, time deposit or otherwise (but not including any demand deposit).

         "INVITATION FOR COMPETITIVE BID QUOTES" means the notice substantially in the form of Exhibit C hereto to the Banks in connection with the solicitation by the Borrower of Competitive Bid Quotes.

         "LIBOR AUCTION" means a solicitation of Competitive Bid Quotes setting forth the Competitive Bid Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "LOAN" and "LOANS" mean and include each and every loan made by a Bank under this Agreement.

         "LONDON INTERBANK OFFERED RATE" has the meaning set forth in Section 2.07(b).

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the ability of the Borrower to perform its obligations under this Agreement or any of the Notes, (b) the validity or enforceability of this Agreement or any of the Notes, (c) the rights and remedies of any Bank or the Agent under this Agreement or any of the Notes, or (d) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

         "MATERIAL DEBT" means Debt (other than the Notes) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $50,000,000.

         "MATERIAL FINANCIAL OBLIGATIONS" means a principal or face amount of Debt and/or payment or collateralization obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $50,000,000.

         "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000.

         "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions.

         "NOTES" means promissory notes of the Borrower, substantially in the form of Exhibits A-1 or A-2 hereto, evidencing the obligation of the Borrower to repay the Loans, and "NOTE" means any one of such promissory notes issued hereunder.

         "NOTICE OF BORROWING" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Competitive Bid Borrowing (as defined in Section 2.03(f)).

         "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in Section 2.13.

         "OFFICER'S CERTIFICATE" means a certificate signed by an officer of the Borrower.

         "OTHER TAXES" has the meaning set forth in Section 8.04.

         "PARENT" means, with respect to any Bank, any Person controlling such Bank.

         "PARTICIPANT" has the meaning set forth in Section 9.08(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERSON" means any individual, firm, company, corporation, joint venture, joint-stock company, limited liability company or partnership, trust, unincorporated organization, government or state entity, or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing.

         "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group.

         "PRICING SCHEDULE" means the Schedule attached hereto identified as such.

         "PRIME RATE" means the rate of interest publicly announced by The Chase Manhattan Bank in New York City from time to time as its Prime Rate.

         "PRINCIPAL PROPERTY" means, at any time, any manufacturing facility that is located in the United States, is owned by the Borrower or any of its Subsidiaries, and has a book value, net of any depreciation or amortization, pursuant to the then most recently delivered financial statements, in excess of 2.5% of the consolidated total assets of the Borrower and its Consolidated Subsidiaries, taken as a whole.

         "QUARTERLY DATE" means the last day of March, June, September and December in each year, commencing September 30, 2001.

         "REFERENCE BANKS" means the principal London offices of First Union National Bank, Bank of America, N.A. and The Chase Manhattan Bank. "REFERENCE BANK" means any one of such Reference Banks.

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REQUIRED BANKS" means at any time and for any specific purpose the Bank or Banks having, in the aggregate, more than 50% of the Total Commitments, or, if the Commitments have terminated, more than 50% of the Loans.

         "RESTRICTED SUBSIDIARY" means (x) any Significant Subsidiary, (y) any Subsidiary that has substantially all of its property located in the United States and that owns a Principal Property and (z) other Subsidiaries from time to time designated, by the Borrower by notice to the Agent, as Restricted Subsidiaries as necessary such that at all times, based on the most recent financial statements delivered pursuant hereto, at the end of any fiscal quarter the book value of the aggregate total assets, net of depreciation and amortization and after intercompany eliminations, of the Borrower and all of its Restricted Subsidiaries is not less than 85% of the consolidated total assets, net of depreciation and amortization and after intercompany eliminations, of the Borrower and its Consolidated Subsidiaries, taken as a whole.

         "REVOLVING CREDIT LOAN" means a loan made or to be made by a Bank pursuant to Section 2.01(a).

         "REVOLVING CREDIT PERIOD" means the period from and including the Effective Date to but not including the Termination Date.

         "RETIRING BANK" has the meaning set forth in Section 9.01(a).

         "SIGNIFICANT SUBSIDIARY" means a Subsidiary with a book value of total assets, net of depreciation and amortization and after intercompany eliminations, equal to or greater than 5% of the consolidated total assets of the Borrower and its Consolidated Subsidiaries, taken as a whole.

         "SUBSIDIARY" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "SUBSIDIARY" means a Subsidiary of the Borrower.

         "TAXES" has the meaning set forth in Section 8.04.

         "TEMPORARY CASH INVESTMENT" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's Rating Group and P-1 by Moody's Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $1,000,000,000 or (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in each case that such Investment matures within one year from the date of acquisition thereof by the Borrower or a Subsidiary.

         "TERMINATION DATE" means August 8, 2002, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

         "TERM LOAN" means a loan made or to be made by a Bank pursuant to
Section 2.01(b).

         "TOTAL CAPITAL" means, at any date, the sum of (x) Consolidated Debt plus (y) Consolidated Net Worth.

         "TOTAL COMMITMENTS" means, at the time for any determination thereof, the aggregate of the Commitments of the Banks.

         "TRANSFEREE" has the meaning set forth in Section 9.08(e).

         "UNITED STATES" means the United States of America, including the States and the District of Columbia, but excluding the Commonwealths, territories and possessions of the United States.

         "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or an appointed trustee under Title IV of ERISA.

         SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant contained in Article 5 to eliminate the effect of any change after the date hereof in generally accepted accounting principles (which, for purposes of this proviso shall include the generally accepted application or interpretation thereof) on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend any such covenant for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles is adopted by the Borrower, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

         SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to
Article 2 on the same date, all of which Loans are of the same type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "FIXED RATE BORROWING" is a Euro-Dollar Borrowing or a Competitive Bid Borrowing (excluding any such Borrowing consisting of Competitive Bid LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.03), and a "EURO-DOLLAR BORROWING" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "COMMITTED BORROWING" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "COMPETITIVE BID BORROWING" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).



                                    ARTICLE 2

                                    THE LOANS

         SECTION 2.01. Commitments to Lend. (a) Revolving Credit Loans. During the Revolving Credit Period, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this subsection 2.01(a) from time to time in amounts such that the aggregate principal amount of Revolving Credit Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Within the foregoing limits, the Borrower may borrow under this subsection, prepay Loans to the extent permitted by Section 2.09 and reborrow at any time during the Revolving Credit Period under this subsection 2.01(a).

         (b) Term Loans. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make a loan to the Borrower on the Termination Date in a principal amount up to but not exceeding the amount of its Commitment.

         (c) Minimum Borrowing. Each Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02) and shall be made from the several Banks ratably in proportion to their respective Commitments.

         SECTION 2.02. Notice of Committed Borrowing. The Borrower shall give the Agent notice (a "NOTICE OF COMMITTED BORROWING") not later than 12:00 Noon (New York City time) on (x) the date of each Base Rate Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

                  (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

                  (ii) the aggregate amount of such Borrowing;

                  (iii) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate or a Euro-Dollar Rate; and

                  (iv) in the case of a Euro-Dollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         SECTION 2.03. Competitive Bid Borrowings. (a) The Competitive Bid Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Competitive Bid Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

         (b) Competitive Bid Quote Request. When the Borrower wishes to request offers to make Competitive Bid Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Competitive Bid Quote Request substantially in the form of Exhibit B hereto so as to be received not later than 12:00 Noon (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

                  (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

                  (ii) the aggregate amount of such Borrowing, which shall be $5,000,000 or a larger multiple of $1,000,000,

                  (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

                  (iv) whether the Competitive Bid Quotes requested are to set forth a Competitive Bid Margin or a Competitive Bid Absolute Rate.

         The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period in a single Competitive Bid Quote Request.

         (c) Invitation for Competitive Bid Quotes. Promptly upon receipt of a Competitive Bid Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Competitive Bid Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section.

         (d) Submission and Contents of Competitive Bid Quotes. (i) Each Bank may submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.03(d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.02 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Competitive Bid Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

                  (ii) Each Competitive Bid Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

                           (A) the proposed date of Borrowing,

                           (B) the principal amount of the Competitive Bid Loan
                  for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Competitive Bid Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Bank may be accepted,

                           (C) in the case of a LIBOR Auction, the margin above
                  or below the applicable London Interbank Offered Rate (the "COMPETITIVE BID MARGIN") offered for each such Competitive Bid Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                           (D) in the case of an Absolute Rate Auction, the rate
                  of interest per annum (specified to the nearest 1/10,000th of 1%) (the "COMPETITIVE BID ABSOLUTE RATE") offered for each such Competitive Bid Loan, and

                           (E) the identity of the quoting Bank.

                  A Competitive Bid Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Competitive Bid Quotes.

                  (iii) Any Competitive Bid Quote shall be disregarded if it:

                           (A) is not substantially in conformity with Exhibit D
                  hereto or does not specify all of the information required by subsection (d)(ii) above;

                           (B) contains qualifying, conditional or similar
                  language;

                           (C) proposes terms other than or in addition to those
                  set forth in the applicable Invitation for Competitive Bid Quotes; or

                           (D) arrives after the time set forth in subsection
                  (d)(i).

         (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Competitive Bid Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Bank with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request, (B) the respective principal amounts and Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Competitive Bid Loans for which offers in any single Competitive Bid Quote may be accepted.

         (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "NOTICE OF COMPETITIVE BID BORROWING") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part; provided that:

                  (i) the aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

                  (ii) the principal amount of each Competitive Bid Borrowing must be $5,000,000 or a larger multiple of $1,000,000;

                  (iii) acceptance of offers may only be made on the basis of ascending Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be; and

                  (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

         (g) Allocation by Agent. If offers are made by two or more Banks with the same Competitive Bid Margins or Competitive Bid Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

         SECTION 2.04. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Agent shall give each Bank prompt notice of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by Borrower.

         (b) Not later than 2:00 P.M. (New York City time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.02. Unless the Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

         (c) If any Bank makes a Term Loan hereunder on any day on which the Borrower is to repay an outstanding Revolving Credit Loan from such Bank, such Bank shall apply the proceeds of its Term Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection 2.04(b), or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

         (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

         (e) The failure of any Bank to make a Loan required to be made by it as part of any Borrowing hereunder shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of the Borrowing.

         SECTION 2.05. Loan Accounts and Notes. (a) Except as provided in subsection (b) below, the Committed Loans and Competitive Bid Loans of each Bank shall be evidenced by a loan account in the Borrower's name maintained by such Bank and the Agent in the ordinary course of business. Such loan account maintained by the Agent shall be prima facie evidence absent manifest error of the amount of the Loan made by such Bank to the Borrower, the interest accrued and payable thereon and all interest and principal payments made thereon. Any failure so to record or any error in doing so shall in no way limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans.

         (b) Upon written request made to the Agent by a Bank, the Borrower shall deliver to the Agent for such Bank a single Committed Note and a single Competitive Bid Note, if applicable, evidencing the Committed Loans and the Competitive Bid Loans, respectively, of such requesting Bank, payable to the order of each such Bank for the account of its Applicable Lending Office. Each such Note shall be in substantially the form of Exhibit A-1 or A-2 hereto, as appropriate. Each reference in this Agreement to the "NOTE" or "NOTES" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

         (c) Upon receipt from the Borrower of the requesting Bank's Note, the Agent shall forward such Note to such Bank. Such Bank shall record the date and amount of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank that has requested a Note to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Note. Each Bank that receives a Note from the Borrower is hereby irrevocably authorized by the Borrower to so endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

         SECTION 2.06. Maturity of Loans. (a) Each Revolving Credit Loan shall mature, and the principal amount thereof shall be due and payable, on the Termination Date.

         (b) Each Term Loan shall mature, and the principal amount thereof shall be due and payable, on the Final Maturity Date.

         (c) Each Competitive Bid Loan included in any Competitive Bid Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

         SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest, including with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, shall be payable at maturity, quarterly in arrears on each Quarterly Date prior to maturity. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

         (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         The "LONDON INTERBANK OFFERED RATE" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the respective rates per annum at which deposits in dollars are offered by each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

         (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered by such Reference Bank in the London interbank market for the applicable period determined as provided above and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Loan at the date such payment was due.

         (d) Subject to Section 8.01, each Competitive Bid LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(b) as if the related Competitive Bid LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Competitive Bid Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Competitive Bid Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Competitive Bid Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Competitive Bid Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

         (e) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         (f) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

         SECTION 2.08. Mandatory Termination of Commitments. The Commitments shall terminate on the Termination Date.

         SECTION 2.09. Optional Prepayments. (a) Subject in the case of any Euro-Dollar Borrowing to Section 2.14, the Borrower may, upon notice to the Agent not later than 11:30 A.M. (New York City time) on the date of such prepayment, prepay any Group of Base Rate Loans (or any Competitive Bid Borrowing bearing interest at the Base Rate pursuant to Section 8.01) or upon at least three Euro-Dollar Business Days' notice to the Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000 by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group (or Borrowing).

         (b) Except as provided in subsection (a) above the Borrower may not prepay all or any portion of the principal amount of any Competitive Bid Loan prior to the maturity thereof.

         (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

         SECTION 2.10. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 2:00 P.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.02. If a Fed-Wire reference or tracer number has been received, from the Borrower or otherwise, by the Agent by that time the Borrower will not be penalized for a payment received after 2:00 P.M. (New York City time). The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Competitive Bid Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

         SECTION 2.11. Fees. (a) Facility Fees. The Borrower shall pay to the Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the Effective Date to but excluding the date of termination of the Commitments in their entirety, on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including such date of termination to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans. Accrued facility fees shall be payable quarterly in arrears on each Quarterly Date and on the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

         (b) Participation Fees. On the Closing Date, the Borrower shall pay to the Agent for the account of each Bank a participation fee in the amount heretofore mutually agreed.

         SECTION 2.12. Reduction or Termination of Commitments. During the Revolving Credit Period, the Borrower may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $5,000,000 or a larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

         SECTION 2.13. Method of Electing Interest Rates. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing.

Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8 and the last sentence of this subsection(a)), as follows:

                  (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day and

                  (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.14 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans.

         Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Agent not later than 12:00 noon. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $5,000,000 or any larger multiple of $1,000,000. If no such notice is timely received prior to the end of an Interest Period, the Borrower shall be deemed to have elected that all Loans having such Interest Period be converted to Base Rate Loans at the end of such Interest Period.

         (b) Each Notice of Interest Rate Election shall specify:

                  (i) the Group of Loans (or portion thereof) to which such notice applies;

                  (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

                  (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans being converted are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

                  (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

         Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

         (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower.

         (d) An election by the Borrower to change or continue the rate of interest applicable to any Group of Loans pursuant to this Section shall not constitute a "Borrowing" subject to the provisions of Section 3.02.

         SECTION 2.14. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(c), or if the Borrower fails to borrow, prepay, convert or continue any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a), 2.09 or 2.13 the Borrower shall reimburse each Bank within 30 days after demand for any resulting loss or expense incurred by it, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

         SECTION 2.15. Computation of Interest and Fees. The facility fee paid pursuant to Section 2.11 and interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.16. Increased Commitments; Additional Banks. (a) Subsequent to the Effective Date, the Borrower may, upon at least 30 days' notice to the Agent (which shall promptly provide a copy of such notice to the Banks), propose to increase the aggregate amount of the Commitments by an amount not to exceed $56,250,000 (the amount of any such increase, the "INCREASED COMMITMENTS"). Each Bank party to this Agreement at such time shall have the right (but no obligation), for a period of 15 days following receipt of such notice, to elect by notice to the Borrower and the Agent to increase its Commitment by a principal amount which bears the same ratio to the Increased Commitments as its then Commitment bears to the aggregate Commitments then existing.

         (b) If any Bank party to this Agreement shall not elect to increase its Commitment pursuant to subsection (a) of this Section, the Borrower may designate another bank or other banks (which may be, but need not be, one or more of the existing Banks) which at the time agree to (i) in the case of any such bank that is an existing Bank, increase its Commitment and (ii) in the case of any other such bank (an "ADDITIONAL BANK"), become a party to this Agreement. The sum of the increases in the Commitments of the existing Banks pursuant to this subsection (b) plus the Commitments of the Additional Banks shall not in the aggregate exceed the unsubscribed amount of the Increased Commitments.

         (c) An increase in the aggregate amount of the Commitments pursuant to this Section 2.16 shall become effective upon the receipt by the Agent of an agreement in form and substance satisfactory to the Agent signed by the Borrower, by each Additional Bank and by each other Bank whose Commitment is to be increased, setting forth the new Commitments of such Banks and setting forth the agreement of each Additional Bank to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Borrower with respect to the Increased Commitments and such opinions of counsel for the Borrower with respect to the Increased Commitments as the Agent may reasonably request.

         (d) Upon any increase in the aggregate amount of the Commitments pursuant to this Section 2.16 that is not pro rata among all Banks, within five Domestic Business Days, in the case of any Group of Base Rate Loans then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of any Group of Euro-Dollar Loans then outstanding, the Borrower shall prepay such Group in its entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in Article 3, the Borrower shall reborrow Committed Loans from the Banks in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Committed Loans are held by the Banks in such proportion.

                                    ARTICLE 3

                                   CONDITIONS

         SECTION 3.01. Closing. The closing hereunder shall occur upon receipt by the Agent of the following documents, each dated the Closing Date unless otherwise indicated:

                  (a) an opinion of Willkie Farr & Gallagher, counsel for the Borrower, substantially in the form of Exhibit E-1 hereto and an opinion of Robinson Bradshaw & Hinson, North Carolina counsel for the Borrower, substantially in the form of Exhibit E-2 hereto; the Borrower hereby expressly instructs each such counsel to prepare such opinion for the benefit of the Agent and the Banks;

                  (b) an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto;

                  (c) all documents the Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Agent; and

                  (d) evidence satisfactory to the Agent that all principal of and interest on any loans outstanding under, and all accrued fees under, the Existing Credit Facilities shall have been paid in full.

         The Agent shall promptly notify the Borrower and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto. The Banks which are parties to one or both of the Existing Credit Facilities, constituting the "REQUIRED BANKS" under each of the Existing Credit Facilities, and the Borrower agree that the Commitments under each of the Existing Credit Facilities shall terminate automatically on the Closing Date without need for further action by any party to either of the Existing Credit Facilities.

         SECTION 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (a) the fact that the Closing Date shall have occurred on or prior to August 8, 2001;

                  (b) receipt by the Agent of a Notice of Borrowing as required by Section 2.02 or Section 2.03, as the case may be;

                  (c) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

                  (d) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

                  (e) the fact that, except as otherwise described by the Borrower in a writing to the Agent and waived by the Required Banks, the representations and warranties of the Borrower contained in this Agreement (except, in the case of any Borrowing subsequent to the Closing Date, the representations and warranties set forth in Sections 4.04(c), 4.05, 4.06, 4.08, 4.13 and 4.14) shall be true on and as of the date of such Borrowing.

         Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (c), (d) and (e) of this Section.



                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants that:

         SECTION 4.01. Corporate Existence and Power. Each of the Borrower and its Restricted Subsidiaries is a corporation duly organized and validly existing under the laws of the state of its incorporation without limitation on the duration of its existence, is in good standing therein, and is duly qualified to transact business in all jurisdictions where such qualification is necessary, except for such jurisdictions where the failure to be so qualified or licensed will not be reasonably likely to have a Material Adverse Effect; the Borrower has corporate power to enter into and perform this Agreement; and the Borrower has the corporate power to borrow and issue Notes as contemplated by this Agreement.

         SECTION 4.02. Corporate Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the corporate powers of the Borrower, have been duly authorized by all necessary corporate action and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries which would be reasonably likely to have a Material Adverse Effect.

         SECTION 4.03. Binding Effect. This Agreement and any Notes constitute valid and binding agreements of the Borrower enforceable against the Borrower in accordance with their respective terms, except to the extent limited by bankruptcy, reorganization, insolvency, moratorium and other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general equitable principles.

         SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2000 and the related consolidated statements of earnings and cash flows for the fiscal year then ended, reported on by Ernst & Young LLP and set forth in the Borrower's 2000 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

          (b) The unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of March 31, 2001 and the related unaudited consolidated statements of income and cash flows for the three months then ended, set forth in the Borrower's Latest Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles ("GAAP"), the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and its consolidated results of operations and cash flows for such three month period (subject to year-end audit adjustments).

          (c) Since March 31, 2001, there has been no change in the consolidated financial condition of the Borrower and its Consolidated Subsidiaries which would be reasonably likely to have a Material Adverse Effect.

         SECTION 4.05. Litigation. There are no suits, actions or proceedings pending, or to the knowledge of any member of the Borrower's legal department threatened or against the Borrower or any Subsidiary, the adverse determination of which is reasonably likely to occur, and if so adversely determined would be reasonably likely to have a Material Adverse Effect.

         SECTION 4.06. Taxes. The Borrower and each Subsidiary have filed all material tax returns which to the knowledge of any member of the Borrower's tax department were required to be filed and have paid or have adequately provided for all taxes shown thereon to be due, including interest and penalties, except for (i) those not yet delinquent, (ii) those the nonpayment of which would not be reasonably likely to have a Material Adverse Effect and (iii) those being contested in good faith.

         SECTION 4.07. Margin Regulations. No part of the proceeds of any Loan will be used in a manner which would violate, or result in a violation of, Regulation U.

         SECTION 4.08. Compliance with Laws. The Borrower and its Restricted Subsidiaries are in compliance in all material respects with all applicable laws, rules and regulations, other than such laws, rules and regulations (i) the validity or applicability or which the Borrower or such Subsidiary is contesting in good faith or (ii) failure to comply with which would not be reasonably likely to have a Material Adverse Effect.

         SECTION 4.09. Governmental Approvals. No consent, approval, authorization, permit or license from, or registration or filing with, any Governmental Authority is required in connection with the making of this Agreement, with the exception of routine periodic filings made under the Exchange Act.

         SECTION 4.10. Pari Passu Obligations. Under applicable United States laws (including state and local laws) in force at the date hereof, the claims and rights of the Banks and the Agent against the Borrower under this Agreement and the Notes will not be subordinate to, and will rank at least pari passu with, the claims and rights of any other unsecured creditors of the Borrower (except to the extent provided by bankruptcy, reorganization, insolvency, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights and by general principles of equity).

         SECTION 4.11. No Defaults. The payment obligations of the Borrower and its Subsidiaries in respect of any Material Debt are not overdue.

         SECTION 4.12. Full Disclosure. All information furnished to the Banks in writing prior to the date hereof in connection with the transactions contemplated hereby does not, collectively, contain any misstatement of a material fact or omit to state a fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading in any material respect on and as of the date hereof.

         SECTION 4.13. ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in substantial compliance in all material respects with the presently applicable material provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or made any amendment to any Plan which, in either case has resulted or could result in the imposition of a material Lien or the posting of a material bond or other material security under ERISA or the Internal Revenue Code or (iii) incurred any material liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         SECTION 4.14. Environmental Matters. The Financial Statements described in Section 4.04 provide certain information regarding environmental matters related to properties currently owned by the Borrower or its Restricted Subsidiaries, previously owned properties, and other properties. Since December 31, 2000, environmental matters have not caused any material adverse change in the consolidated financial condition of the Borrower and the Consolidated Subsidiaries from that shown by such Financial Statement.

         In the ordinary course of business, the ongoing operations of the Borrower and its Restricted Subsidiaries are reviewed from time to time to determine compliance with applicable Environmental Laws. Based on these reviews, to the knowledge of the Borrower, ongoing operations at the Principal Properties are currently being conducted in substantial compliance with applicable Environmental Laws except to the extent that noncompliance would not be reasonably likely to have a Material Adverse Effect.

         SECTION 4.15. Regulatory Restrictions on Borrowing. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or otherwise subject to any regulatory scheme which restricts its ability to incur debt.

                                    ARTICLE 5

                                    COVENANTS

         From the Closing Date and so long as any Commitments of the Banks shall be outstanding and until the payment in full of all Loans outstanding under this Agreement and the performance of all other obligations of the Borrower under this Agreement, the Borrower agrees that, unless the Required Banks shall otherwise consent in writing:

         SECTION 5.01. Information. The Borrower will deliver to the Agent which will deliver to each of the Banks:

                  (a) as soon as available and in any event within 60 days after the end of each of its first three quarterly accounting periods in each fiscal year, consolidated statements of earnings and cash flows of the Borrower and the Consolidated Subsidiaries for the period from the beginning of such fiscal year to the end of such fiscal period and the related consolidated balance sheet of the Borrower and the Consolidated Subsidiaries as at the end of such fiscal period, all in reasonable detail (it being understood that delivery of such statements as filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this subsection) and accompanied by a certificate in the form attached hereto as Exhibit H signed by a financial officer of the Borrower stating that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and the Consolidated Subsidiaries as of the end of such period and for the period involved, subject, however, to year-end audit adjustments, and that such officer has no knowledge, except as specifically stated, of any Default;

                  (b) as soon as available and in any event within 120 days after the end of each fiscal year, consolidated statements of earnings and cash flows of the Borrower and the Consolidated Subsidiaries for such year and the related consolidated balance sheets of the Borrower and the Consolidated Subsidiaries as at the end of such year, all in reasonable detail and accompanied by (i) an opinion of independent public accountants of recognized standing selected by the Borrower as to such consolidated financial statements (it being understood that delivery of such statements as filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this subsection), and (ii) a certificate in the form attached hereto as Exhibit H signed by a financial officer of the Borrower stating that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the

         Borrower and the Consolidated Subsidiaries as of the end of such year and for the year involved and that such officer has no knowledge, except as specifically stated, of any Default;

                  (c) promptly after their becoming available:

                           (i) copies of all financial statements, stockholder
                  reports and proxy statements that the Borrower shall have sent to its stockholders generally; and

                           (ii) copies of all registration statements filed by
                  the Borrower under the Securities Act of 1933, as amended (other than registration statements on Form S-8 or any registration statement filed in connection with a dividend reinvestment plan), and regular and periodic reports, if any, which the Borrower shall have filed with the Securities and Exchange Commission (or any governmental agency or agencies substituted therefor) under Section 13 or Section 15(d) of the Exchange Act, or with any national or international securities exchange (other than those on Form 11-K or any successor form);

                  (d) from time to time, with reasonable promptness, such further information regarding the business and financial condition of the Borrower and its Subsidiaries as any Bank may reasonably request through the Agent;

                  (e) prompt notice of the occurrence of any Default; and

                  (f) prompt notice of all litigation and of all proceedings before any governmental or regulatory agency pending (or, to the knowledge of the General Counsel of the Borrower, threatened) and affecting the Borrower or any Restricted Subsidiary, except litigation or proceedings which, if adversely determined, would not be reasonably likely to have a Material Adverse Effect.

         Each set of financial statements delivered pursuant to Section 5.01(a) or 5.01(b) shall be accompanied by or include the computations showing, in the form attached hereto as Exhibit H, whether the Borrower was, at the end of the relevant fiscal period, in compliance with the provisions of Section 5.09.

         SECTION 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Restricted Subsidiary to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto, and all lawful material claims which, if unpaid, might become a Lien upon the property of the Borrower or such Restricted Subsidiary; provided that neither the Borrower nor any such Restricted Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim (i) the payment of which is being contested in good faith and by proper proceedings, (ii) not yet delinquent or (iii) the non-payment of which, if taken in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

         SECTION 5.03. Insurance. The Borrower will maintain, and will cause each Restricted Subsidiary to maintain, insurance from responsible companies in such amounts and against such risks as is reasonable, taking into consideration the practices of businesses in the same line of business or of similar size as the Borrower or such Restricted Subsidiary, or, to a reasonable extent, self-insurance.

         SECTION 5.04. Maintenance of Existence. The Borrower will preserve and maintain, and will cause each Restricted Subsidiary to preserve and maintain, its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly, efficient and regular manner. Nothing herein contained shall prevent the termination of the business or corporate existence of any Restricted Subsidiary which in the judgment of the Borrower is no longer necessary or desirable, a merger or consolidation of a Restricted Subsidiary into or with the Borrower (if the Borrower is the surviving corporation) or another Subsidiary or any merger, consolidation or transfer of assets permitted by Section 5.07, as long as immediately after giving effect to any such transaction, no Default shall have occurred and be continuing.

         SECTION 5.05. Maintenance of Properties. The Borrower will keep, and will cause each Restricted Subsidiary to keep, all of its properties necessary, in the judgment of the Borrower, in its business in good working order and condition, ordinary wear and tear excepted. Nothing in this Section 5.05 shall prevent the Borrower or any Restricted Subsidiary from discontinuing the operation or maintenance, or both the operation and maintenance, of any properties of the Borrower or any such Restricted Subsidiary if such discontinuance is, in the judgment of the Borrower (or such Restricted Subsidiary), desirable in the conduct of its business.

         SECTION 5.06. Compliance with Laws. The Borrower will comply, and will cause each Restricted Subsidiary to comply, with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority (including Environmental Laws and ERISA), a breach of which would be reasonably likely to have a Material Adverse Effect, except where contested in good faith and by proper proceedings.

         SECTION 5.07. Mergers, Consolidations and Sales of Assets. (a) The Borrower will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                  (i) the Borrower or a Consolidated Subsidiary that is incorporated under the laws of the United States, any state thereof or the District of Columbia is the surviving corporation of any such consolidation or merger or is the Person that acquires by conveyance or transfer the properties and assets of the Borrower substantially as an entirety;

                  (ii) if a Consolidated Subsidiary is the surviving corporation or is the Person that acquires the property and assets of the Borrower substantially as an entirety, it shall expressly assume the performance of every covenant of this Agreement and of the Notes on the part of the Borrower to be performed or observed;

                  (iii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

                  (iv) if the Borrower is not the surviving corporation, the Borrower has delivered to the Agent an Officer's Certificate and a legal opinion of its General Counsel, Associate General Counsel or Assistant General Counsel, upon the express instruction of the Borrower for the benefit of the Agent and the Banks, each stating that such transaction complies with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with.

         (b) Upon any consolidation by the Borrower with, or merger by the Borrower into, a Consolidated Subsidiary or any conveyance or transfer of the properties and assets of the Borrower substantially as an entirety to a Consolidated Subsidiary, the Consolidated Subsidiary into which the Borrower is merged or consolidated or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower, as the case may be, under this Agreement with the same effect as if such Consolidated Subsidiary had been named as the Borrower, as the case may be, herein, and thereafter, in the case of a transfer or conveyance permitted by
Section 5.07(a), the Borrower shall be relieved of all obligations and covenants under this Agreement and the Notes.

         SECTION 5.08. Negative Pledge. Neither the Borrower nor any Restricted Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                  (a) Liens existing on the date of this Agreement;

                  (b) Liens securing Debt of a Restricted Subsidiary owing to the Borrower or to another Restricted Subsidiary;

                  (c) any Lien existing on any asset of any person at the time such person becomes a Subsidiary and not created in contemplation of such event;

                  (d) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset (and/or, in the case of the acquisition of a business, any Lien on the equity and/or assets of the acquired entity), provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof;

                  (e) any Lien on any asset of any person existing at the time such person is merged or consolidated with or into the Borrower or a Restricted Subsidiary and not created in contemplation of such event;

                  (f) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

                  (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

                  (h) Liens in favor of any customer (including any Governmental Authority) to secure partial, progress, advance or other payments or performance pursuant to any contract or statute or to secure any related indebtedness or to secure Debt guaranteed by a Governmental Authority;

                  (i) materialmen's, suppliers', tax or other similar Liens arising in the ordinary course of business securing obligations which are not overdue or are being contested in good faith by appropriate proceedings; Liens arising by operation of law in favor of any lender to the Borrower or any Restricted Subsidiary in the ordinary course of business constituting a banker's lien or right of offset in moneys of the Borrower or a Restricted Subsidiary deposited with such lender in the ordinary course of business; and appeal bonds in respect of appeals being prosecuted in good faith;

                  (j) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $50,000,000;

                  (k) Liens securing Debt equally and ratably securing the Loans and such Debt; provided that the Required Banks may, in their sole discretion, refuse to take any Lien on any asset (which refusal will not limit the Borrower's or any Restricted Subsidiary's ability to incur a Lien otherwise permitted by this Section 5.08(k)); such Lien may equally and ratably secure the Loans and any other obligation of the Borrower or any of its Subsidiaries, other than an obligation that is subordinated to the Loans;

                  (l) Liens securing contingent obligations in an aggregate principal amount not to exceed $25,000,000; and

                  (m) Liens not otherwise permitted by the foregoing clauses of this Section securing obligations in an aggregate principal or face amount at any date not to exceed at the time of incurrence the greater of 12.5% of Consolidated Net Worth or $75,000,000.

         For the avoidance of doubt, the creation of a security interest arising solely as a result of, or the filing of UCC financing statements in connection with, any sale by the Borrower or any of its Subsidiaries of accounts receivable not prohibited by Section 5.07 shall not constitute a Lien prohibited by this covenant.

         SECTION 5.09. Leverage Ratio. The ratio of Consolidated Debt to Total Capital (the "LEVERAGE RATIO") shall not at any time exceed 50%; provided that if (i) Consolidated Debt has increased in connection with a Specified Acquisition, (ii) as a consequence of such Specified Acquisition, the rating of long-term unsecured debt of the Borrower has not been suspended, withdrawn or fallen below BBB+ by Standard & Poor's Ratings Services or Baa1 by Moody's Investors Service, Inc. and (iii) the Agent has received a Specified Acquisition Notice within 10 days of consummation of such Specified Acquisition, then, for a period of 180 consecutive days following the consummation of such Specified Acquisition, the additional Consolidated Debt in connection with such Specified Acquisition shall be excluded from Consolidated Debt for purposes of calculating the Leverage Ratio, but only if the Leverage Ratio calculated without such exclusion at no time exceeds 65%. For purposes of calculating, under this
Section 5.09, the treatment of an Equity Hybrid Security which is not otherwise included in Consolidated Net Worth until the Equity Purchase is effected, (x) if such Equity Hybrid Security represents senior unsecured indebtedness, the total issuance amount of such security shall be allocated 20% to Consolidated Debt and 80% to Consolidated Net Worth, and (y) if such Equity Hybrid Security represents subordinated indebtedness, the total issuance amount of such security shall be allocated 100% to Consolidated Net Worth.

         For purposes of this Section 5.09,

                           (i) a "SPECIFIED ACQUISITION" means any single
                  acquisition by the Borrower or a Subsidiary of the Borrower of any Person (the "TARGET") that (x) is in the same line or lines of business as the Borrower or in the judgment of the Borrower is related to such line or lines of business and (y) such Target's board of directors have not objected to such acquisition; and

                           (ii) a "SPECIFIED ACQUISITION NOTICE" means a notice
                  delivered by the Borrower notifying the Agent of the Specified Acquisition and stating that the conditions in clauses (i) and
                  (ii) to the proviso to the Leverage Ratio above have been satisfied.

         SECTION 5.10. Use of Loans. The Borrower will use the proceeds of the Loans for any lawful corporate purposes.

         SECTION 5.11. Investments. Neither the Borrower nor any Subsidiary will hold, make or acquire any Investment in any Person other than:

         (a) Investments in Temporary Cash Investments and other Investments in cash or cash equivalents from time to time approved by the Board of Directors of the Borrower;

         (b) Investments comprised of debt consideration received in connection with the sale of assets (including any extensions, renewals and modifications thereof);

         (c) Investments existing on the date of this Agreement or which the Borrower or any Restricted Subsidiary has, as of the date of this Agreement, committed to make and which are set forth on Schedule 5.11(c) (including any extensions, renewals and modifications thereof);

         (d) Investments in any Subsidiary or guaranties of obligations of any Subsidiary whose principal business on the date of the making of such Investment or after giving effect to such Investment is either (i) the same line or lines of business as the Borrower or (ii) in the judgment of the Borrower related to such line or lines of business (it being understood that Schedule 5.11(d) contains a nonexhaustive list of certain related businesses);

         (e) Investments by any Subsidiary in the Borrower; and

         (f) Additional Investments not otherwise included in the foregoing clauses of this Section 5.11 if, after giving effect to such Investment, the outstanding amount (computed by taking the difference of (x) the original cash purchase price of all such Investments less (y) the sum of (i) all payments (including interest and dividends) and repayments of principal or capital plus
(ii) all proceeds from the sale of such Investment) of all Investments permitted by this clause (f) does not exceed $200,000,000.

         SECTION 5.12. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except (i) transactions on an arms-length basis on terms at least as favorable to the Borrower or such Subsidiary Affiliate than could have been obtained from a third party who was not an Affiliate, and (ii) transactions described in this Section 5.12 that would not be reasonably likely to have a Material Adverse Effect.



                                    ARTICLE 6

                                    DEFAULTS

         SECTION 6.01. Event of Default. If one or more of the following events ("EVENTS OF DEFAULT") shall have occurred and be continuing:

                  (a) the Borrower shall fail to pay the principal of any Loan when due;

                  (b) the Borrower shall fail to pay within 5 days of the due date thereof (i) any facility fee or (ii) interest on any Loan;

                  (c) the Borrower shall fail to pay within 30 days after a request for payment by any Bank acting through the Agent any other amount payable under this Agreement;

                  (d) the Borrower shall fail to observe or perform any agreement contained in Sections 5.07 through 5.11 (and, with respect to Sections 5.10 and 5.11, such failure shall have continued for 10 days after notice thereof has been given to the Borrower by the Agent at the request of the Required Banks);

                  (e) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clauses (a) through (d) above) for 30 days after notice thereof has been given to the Borrower by the Agent at the request of the Required Banks;

                  (f) any representation, warranty or certification made by the Borrower in this Agreement or in any certificate, or writing delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made and such deficiency shall remain unremedied for five days after notice thereof shall have been given to the Borrower by the Agent at the request of the Required Banks;

                  (g) any Material Financial Obligations shall become due before stated maturity by the acceleration of the maturity thereof by reason of default, or any Material Financial Obligations shall become due by its terms and shall not be paid and, in any case aforesaid in this clause (g), corrective action satisfactory to the Required Banks shall not have been taken within 5 days after written notice of the situation shall have been given to the Borrower by the Agent at the request of the Required Banks;

                  (h) the Borrower or any Restricted Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                  (i) an involuntary case or other proceeding shall be commenced against the Borrower or any Restricted Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Borrower or any Restricted Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

                  (j) a final judgment for the payment of money in excess of $50,000,000 shall have been entered against the Borrower or any Restricted Subsidiary, and the Borrower or such Subsidiary shall not have satisfied the same within 60 days, or caused execution thereon to be stayed within 60 days, and such failure to satisfy or stay such judgment shall remain unremedied for 5 days after notice thereof shall have been given to the Borrower by the Agent at the request of the Required Banks;

                  (k) a final judgment either (1) requiring termination or imposing liability (other than for premiums under Section 4007 of ERISA) under Title IV of ERISA in respect of, or requiring a trustee to be appointed under Title IV of ERISA to administer, any Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000 or (2) in an action relating to a Multiemployer Plan involving a current payment obligation in excess of $50,000,000, which judgment, in either case, has not been satisfied or stayed within 60 days and such failure to satisfy or stay is unremedied for 5 days after notice thereof shall have been given to the Company by the Documentation Agent at the request of the Required Banks; or

                  (l) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said
         Act) of 35% or more of the outstanding shares of common stock of the Borrower; or during any two-year period, individuals who at the beginning of such period constituted the Borrower's Board of Directors (together with any new director whose election by the Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of at least two-thirds of the directors then in office who either were directors as the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office;

         then, and in every such event, the Agent shall, if requested by the Required Banks, (i) by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) by notice to the Borrower declare the Loans, interest accrued thereon and all other amounts payable hereunder to be, and the same shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the event of (A) the filing by the Borrower of a petition, or (B) an actual or deemed entry of an order for relief with respect to the Borrower, under the federal bankruptcy laws as now or hereafter in effect, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Loans, interest accrued thereon and all other amounts payable hereunder shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.



                                    ARTICLE 7

                                    THE AGENT

         SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto; provided, however, that the Agent shall not commence any legal action or proceeding before a court of law on behalf of any Bank without such Bank's prior written consent.

         SECTION 7.02. Agent and Affiliates. The Chase Manhattan Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and The Chase Manhattan Bank and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent. The term "Bank" or "Banks" shall, unless expressly indicated, include The Chase Manhattan Bank (and any successor acting as Agent) in its capacity as a Bank.

         SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

         SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable to any Bank for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

         SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.08. Successor Agents. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Borrower shall, with the consent of the Required Banks, have the right to appoint a successor Agent. If no successor Agent shall have been so appointed, and shall have accepted such appointment, within 60 days after the retiring Agent gives notice of resignation, the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder as Agent. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

         SECTION 7.09. Agent's Fees. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.



                                    ARTICLE 8

                             CHANGE IN CIRCUMSTANCES

         SECTION 8.01. Increased Cost and Reduced Return; Capital Adequacy . (a) If after the date hereof, in the case of any Committed Loan, or the date of the related Competitive Bid Quote, in the case of any Competitive Bid Loan, a Change in Law shall impose, modify or deem applicable any reserve, special deposit, assessment or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System pursuant to Regulation D or otherwise, as herein provided) against assets of, deposits with or for the account of, or credit extended by, any Bank or shall impose on any Bank or the London interbank market any other condition affecting such Bank's Fixed Rate Loans, or its Notes; and the result of any of the foregoing is to increase the cost to such Bank of making or maintaining any such Fixed Rate Loans, or to reduce the amount of any sum received or receivable by such Bank under this Agreement or under its Note, by an amount deemed by such Bank to be material, then, within 15 days after written demand therefor made through the Agent, in the form of the certificate referred to in Section 8.01(c), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction; provided that the Borrower shall not be required to pay any such compensation with respect to any period prior to the 30th day before the date of any such demand.

         (b) Without limiting the effect of Section 8.01(a) (but without duplication), if any Bank determines at any time after the date on which this Agreement becomes effective that a Change in Law will have the effect of increasing the amount of capital required to be maintained by such Bank (or its Parent) based on the existence of such Bank's Loans, Commitment and/or other obligations hereunder, then the Borrower shall pay to such Bank, within 15 days after its written demand therefor made through the Agent in the form of the certificate referred to in Section 8.01(c), such additional amounts as shall be required to compensate such Bank for any reduction in the rate of return on capital of such Bank (or its Parent) as a result of such increased capital requirement; provided that the Borrower shall not be required to pay any such compensation with respect to any period prior to the 30th day before the date of any such demand; provided further, however, that to the extent (i) a Bank shall increase its level of capital above the level maintained by such Bank on the date of this Agreement and there has not been a Change in Law or (ii) there has been a Change in Law and a Bank shall increase its level of capital by an amount greater than the increase attributable (taking into consideration the same variables taken into consideration in determining the level of capital maintained by such Bank on the date of this Agreement) to such Change in Law, the Borrower shall not be required to pay any amount or amounts under this Agreement with respect to any such increase in capital. Thus, for example, a Bank which is "adequately capitalized" (as such term or any similar term is used by any applicable bank regulatory agency having authority with respect to such
Bank) may not require the Borrower to make payments in respect of increases in such Bank's level of capital made under the circumstances described in clause
(i) or (ii) above which improve its capital position from "adequately capitalized" to "well capitalized" (as such term or any similar term is used by any applicable bank regulatory agency having authority with respect to such
Bank).

         (c) Each Bank will promptly notify the Borrower, through the Agent, of any event of which it has knowledge, occurring after the date on which this Agreement becomes effective, which will entitle such Bank to compensation pursuant to this Section 8.01 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 8.01 and setting forth the additional amount or amounts to be paid to it hereunder and setting forth the basis for the determination thereof shall be conclusive in the absence of manifest error. In determining such amount, such Bank shall act reasonably and in good faith, and may use any reasonable averaging and attribution methods.

         SECTION 8.02. Substitute Rate. Anything herein to the contrary notwithstanding, if within two Euro-Dollar Business Days, in the case of Euro-Dollar Loans or Competitive Bid LIBOR Loans, prior to the first day of an Interest Period none of the Reference Banks is, for any reason whatsoever, being offered Dollars for deposit in the relevant market for a period and amount relevant to the computation of the rate of interest on a Fixed Rate Loan for such Interest

Period, the Agent shall give the Borrower and each Bank prompt notice thereof and on what would otherwise be the first day of such Interest Period such Loans shall be made as Base Rate Loans.

         SECTION 8.03. Illegality. (a) Notwithstanding any other provision herein, if, after the date on which this Agreement becomes effective, a Change in Law shall make it unlawful or impossible for any Bank to (i) honor any Commitment it may have hereunder to make any Euro-Dollar Loan, then such Commitment shall be suspended, or (ii) maintain any Euro-Dollar Loan or any Competitive Bid LIBOR Loan, then all Euro-Dollar Loans and Competitive Bid LIBOR loans of such Bank then outstanding shall be converted into Base Rate Loans as provided in Section 8.03(b), and any remaining Commitment of such Bank hereunder to make Euro-Dollar Loans (but not other Loans) shall be immediately suspended, in either case until such Bank may again make and/or maintain Euro-Dollar Loans (as the case may be), and borrowings from such Bank, at a time when borrowings from the other Banks are to be of Euro-Dollar Loans, shall be made, simultaneously with such borrowings from the other Banks, by way of Base Rate Loans. Upon the occurrence of any such change, such Bank shall promptly notify the Borrower thereof (with a copy to the Agent), and shall furnish to the Borrower in writing evidence thereof certified by such Bank. Before giving any notice pursuant to this Section 8.03, such Bank shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the sole reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

         (b) Any conversion of any outstanding Euro-Dollar Loan or an outstanding Competitive Bid Loan which is required under this Section 8.03 shall be effected immediately (or, if permitted by applicable law, on the last day of the Interest Period therefor).

         SECTION 8.04. Taxes on Payments. (a) All payments in respect of the Loans shall be made free and clear of and without any deduction or withholding for or on account of any present and future taxes, assessments or governmental charges imposed by the United States, or any political subdivision or taxing authority thereof or therein, excluding taxes imposed on its net income, branch profit taxes and franchise taxes (all such non-excluded taxes being hereinafter called "TAXES"), except as expressly provided in this Section 8.04. If any Taxes are imposed and required by law to be deducted or withheld from any amount payable to any Bank, then the Borrower shall (i) increase the amount of such payment so that such Bank will receive a net amount (after deduction of all Taxes) equal to the amount due hereunder, (ii) pay such Taxes to the appropriate taxing authority for the account of such Bank, and (iii) as promptly as possible thereafter, send such Bank evidence of original or certified receipt showing payment thereof, together with such additional documentary evidence as such Bank may from time to time require. If the Borrower fails to perform its obligations under (ii) or
(iii) above, the Borrower shall indemnify such Bank for any incremental taxes, interest or penalties that may become payable as a result of any such failure; provided, however, that the Borrower will not be required to make any payment to any Bank under this Section 8.04 if withholding is required in respect of such Bank by reason of such Bank's inability or failure to furnish under subsection
(c) an extension or renewal of a Form 1001 or Form 4224 (or successor form), as applicable, unless such inability results from an amendment to or a change in any applicable law or regulation or in the interpretation thereof by any regulatory authority (including without limitation any change in an applicable tax treaty), which amendment or change becomes effective after the date hereof.

         (b) The Borrower shall indemnify the Agent and each Bank against any present or future transfer taxes, stamp or documentary taxes, excise or property taxes, assessments or charges made by any Governmental Authority by reason of the execution, delivery, registration or enforcement of this Agreement or any Notes (hereinafter referred to as "OTHER TAXES").

         (c) Subject to subsection (d) below, each Bank that is a foreign person (i.e. a person who is not a United States person for United States federal income tax purposes) agrees that it shall deliver to the Borrower (with a copy to the Agent) (i) within twenty Domestic Business Days after the date on which this Agreement becomes effective, two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, as appropriate, indicating that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, or is entitled to a reduced rate of United States withholding taxes under an applicable income tax treaty, (ii) from time to time, such extensions or renewals of such forms (or successor forms) as may reasonably be requested by the Borrower but only to the extent such Bank determines that it may properly effect such extensions or renewals under applicable tax treaties, laws, regulations and directives and
(iii) in the event of a transfer of any Loan to a subsidiary or affiliate of such Bank, a new Internal Revenue Service Form 1001 or 4224 (or any successor form), as the case may be, for such subsidiary or affiliate indicating that such subsidiary or affiliate is, on the date of delivery thereof, entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes or is entitled to a reduced rate of United States withholding tax under an applicable income tax treaty. The Borrower and the Agent shall each be entitled to rely on such forms in its possession until receipt of any revised or successor form pursuant to the preceding sentence.

         (d) If a Bank at the time it first becomes a party to this Agreement (or because of a change in an Applicable Lending Office) is subject to a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes. For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.04(c) (unless such failure is due to a change in treaty, law or regulation, or in the interpretation thereof by any regulatory authority, occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to additional payments under Section 8.04(a) with respect to Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

         (e) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of one or more Applicable Lending Offices so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

         (f) If any Bank is able to apply for any credit, deduction or other reduction in Taxes or Other Taxes in an amount which is reasonably determined by such Bank to be material, which arises by reason of any payment made by the Borrower pursuant to this Section 8.04, such Bank will use reasonable efforts, excluding the institution of any judicial proceeding, to obtain such credit, deduction or other reduction and, upon receipt thereof, will pay to the Borrower an amount, not exceeding the amount of such payment by the Borrower, equal to the net after-tax value to such Bank, in its good faith determination, of such part of such credit, deduction or other reduction as it determines to be allocable to such payment by the Borrower, having regard to all of its dealings giving rise to similar credits, deductions or other reductions during the same tax period and to the cost of obtaining the same; provided, however, that (i) such Bank shall not be obligated to disclose to the Borrower any information regarding its tax affairs or computations and (ii) nothing contained in this
Section 8.04(f) shall be construed so as to interfere with the right of such Bank to arrange its tax affairs as it deems appropriate.

                                    ARTICLE 9

                                  MISCELLANEOUS

         SECTION 9.01. Termination of Commitment of a Bank; New Banks. (a) (1) Upon receipt of notice from any Bank for compensation or indemnification pursuant to Section 8.01(c) or Section 8.04 or (2) upon receipt of notice that the Commitment of a Bank to make Euro-Dollar Loans has been suspended, the Borrower shall have the right to terminate the Commitment in full of the Bank providing such notice (a "RETIRING BANK"). The termination of the Commitment of a Retiring Bank pursuant to this Section 9.01(a) shall be effective on the tenth Domestic Business Day following the date of a notice of such termination to the Retiring Bank through the Agent, subject to the satisfaction of the following conditions:

                  (i) in the event that on such effective date there shall be any Loans outstanding hereunder, the Borrower shall have prepaid on such date the aggregate principal amount of such Loans held by the Retiring Bank only; and

                  (ii) in addition to the payment of the principal of the Loans held by the Retiring Bank pursuant to clause (i) above, the Borrower shall have paid such Retiring Bank all accrued interest thereon, and facility fee and any other amounts then payable to it hereunder, including, without limitation, all amounts payable by the Borrower to such Bank under Section 2.14 by reason of the prepayment of Loans pursuant to clause (i) with respect to the period ending on such effective date; provided that the provisions of Section 8.01, Section
         8.04 and Section 9.04 shall survive for the benefit of any Retiring
         Bank.

         Upon satisfaction of the conditions set forth in clauses (i) and (ii) above, such Bank shall cease to be a Bank hereunder.

         (b) In lieu of the termination of a Bank's Commitment pursuant to
Section 9.01(a), the Borrower may notify the Agent that the Borrower desires to replace such Retiring Bank with a new bank or banks (which may be one or more of the Banks), which will purchase the Loans and assume the Commitment of the Retiring Bank. Upon the Borrower's selection of a bank to replace a Retiring Bank, such bank's agreement thereto and the fulfillment of the conditions to assignment and assumption set forth in Section 9.08(c)(iii) such bank shall become a Bank hereunder for all purposes in accordance with Section 9.08(c)(iii).

         SECTION 9.02. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of the Borrower or the Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (b) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (c) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received or (iii) if given by any other means, when delivered at the address specified in this Section.

         SECTION 9.03. No Waivers. No failure or delay by either Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.04. Expenses; Indemnification. (a) The Borrower shall pay (i) reasonable out-of-pocket expenses, including the reasonable fees and expenses of special counsel for the Agent in connection with the preparation of this Agreement and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and the Banks, including reasonable fees and expenses of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom.

         (b) The Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "INDEMNITEE") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and reasonable expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, incurred by such Indemnitee in response to or in defense of any investigative, administrative or judicial proceeding brought or threatened against the Agent or any Bank relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans; provided that no Indemnitee shall have the right to be indemnified hereunder (i) to the extent such indemnification relates to relationships between or among each of, or any of, the Agent, the Banks or any Assignee or Participant or (ii) for such Indemnitee's own gross negligence or willful misconduct.

         SECTION 9.05. Pro Rata Treatment. Except as expressly provided in this Agreement with respect to Competitive Bid Loans or otherwise, (a) each borrowing from, and change in the Commitments of, the Banks shall be made pro rata according to their respective Commitments, and (b) each payment and prepayment on the Loans shall be made to all the Banks, pro rata in accordance with the unpaid principal amount of the Loans held by each of them.

         SECTION 9.06. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due with respect to the Loans held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest then due with respect to the Loans held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower, other than its indebtedness hereunder.

         SECTION 9.07. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent so affected); provided that no such amendment or waiver shall, unless signed by all the Banks,
(i) subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or for termination of any Commitment, (iv) change Section 4.10 or 9.05 or (v) change the percentage of Loans or Total Commitments that shall be required for the Banks or any of them to take any action under this Section 9.07 or any other provision of this Agreement.

         SECTION 9.08. Successors and Assigns; Participations; Novation. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, except in accordance with Sections 5.04 and 5.07, the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the consent of all Banks.

         (b) Any Bank may, without the consent of the Borrower, but upon prior written notification to the Borrower, at any time sell to one or more banks or other financial institutions (each a "PARTICIPANT") participating interests in any Loan owing to such Bank, any Note held by such Bank, the Commitment of such Bank hereunder, and any other interest of such Bank hereunder; provided that no prior notification to the Borrower is required in connection with the sale of a participating interest in a Competitive Bid Loan. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of its Note or Notes, if any, for all purposes under this Agreement and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which a Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.07 affecting such Participant without the consent of the Participant; provided further that such Participant shall be bound by any waiver, amendment or other decision that all Banks shall be required to abide by pursuant to a vote by Required Banks. Subject to the provisions of Section 9.08(d), the Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection
(c) or (g) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) (i) Any Bank may at any time sell to one or more Eligible Institutions (each an "ASSIGNEE") all or a portion of its rights and obligations under this Agreement and the Notes. Each Assignee shall assume all such rights and obligations pursuant to an Assignment and Assumption Agreement. In no event shall (A) any Commitment of a transferor Bank (together with the Commitment of any affiliate of such Bank), after giving effect to any sale pursuant to this subsection (c), be less than $5,000,000, (B) any Commitment of an Assignee (together with the Commitment of any affiliate of such Assignee), after giving effect to any sale pursuant to this subsection (c), be less than $5,000,000, except in each case as may result upon the transfer by a Bank of its Commitment in its entirety or (C) any sale pursuant to this subsection (c) result in the transferee Bank (together with its affiliates) holding more than 35% of the aggregate

Commitments, except to the extent that the Borrower and the Agent's consent to such sale.

         (ii) No interest may be sold by a Bank pursuant to this subsection (c), except to an affiliate of such Bank, provided that such affiliate is an Eligible Institution, or to another Bank, without the prior written consent of the Agent and, so long as no Event of Default shall exist at the time, the Borrower, which consents shall not be unreasonably withheld. The withholding of consent by the Borrower shall not be deemed unreasonable if based solely upon the Borrower's desire to (A) balance relative loan exposures to such Eligible Institution among all credit facilities of the Borrower or (B) avoid payment of any additional amounts payable to such Eligible Institution under Article 8 which would arise from such assignment.

         (iii) Upon (A) execution of an Assignment and Assumption Agreement, (B) delivery by the transferor Bank of an executed copy thereof, together with notice that the payment referred to in clause (C) below shall have been made, to the Borrower and the Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee and (D) if the Assignee is organized under the laws of any jurisdiction other than the United States or any state thereof, evidence satisfactory to the Agent and the Borrower of compliance with the provisions of
Section 9.08(f), such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such Assignment and Assumption Agreement, and the transferor Bank shall be released from its obligations hereunder to a correspondent extent, and no further consent or action by the Borrower, the Banks or the Agents shall be required to effectuate such transfer. Each Assignee shall be bound by any waiver, amendment or other decision that all Banks shall be required to abide by pursuant to a vote by Required Banks.

         (iv) Upon the consummation of any transfer to an Assignee pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if requested by the transferor Bank or the Assignee, a new Note or Notes shall be delivered from the Borrower to the transferor Bank and/or such Assignee. In connection with any such assignment, the Assignee or the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,000.

         (d) No Assignee, Participant or other transferee (including any successor Applicable Lending Office) of any Bank's rights shall be entitled to receive any greater payment under Section 8.01 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of
Section 8.01 or Section 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

         (e) Each Bank may, upon the written consent of the Borrower, which consent shall not be unreasonably withheld, disclose to any Participant or Assignee (each a "TRANSFEREE") and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrower that has been delivered to such Bank by the Borrower pursuant to this Agreement or that has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement, subject in all cases to agreement by such Transferee or prospective Transferee to comply with the provisions of Section 9.15.

         (f) If pursuant to subsection (c) of this Section 9.08, any interest in this Agreement or any Note is transferred to any Assignee that is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Bank shall cause such Assignee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Agents and the Borrower) that under applicable law and treaties no taxes or only a reduced rate of withholding taxes (excluded from the definition of Taxes under Section 8.04(d)) will be required to be withheld by the Agent, the Borrower or the transferor Bank with respect to any payments to be made to such Assignee in respect of the Loans and (ii) to furnish to each of the transferor Bank, the Agent and the Borrower two duly completed copies of the forms required by Section 8.04(c)(i).

         (g) Notwithstanding any provision of this Section 9.08 to the contrary, any Bank may assign or pledge any of its rights and interests in the Loans to a Federal Reserve Bank without the consent of the Borrower.

         SECTION 9.09. Visitation. Subject to restrictions imposed by applicable security clearance regulations, the Borrower will upon reasonable notice permit representatives of any Bank at such Bank's expense to visit any of its major properties.

         SECTION 9.10. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 9.11. Reference Banks. If any Reference Bank assigns its rights and obligations hereunder to an unaffiliated institution, the Borrower shall, in consultation with the Agent, appoint another Bank to act as a Reference Bank hereunder. If the Commitment of any Bank which is also a Reference Bank is terminated pursuant to the terms of this Agreement, the Borrower may, in consultation with the Agent, appoint a replacement Reference Bank.

         SECTION 9.12. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the internal laws of the State of New York. Each of the Borrower, the Agent and the Banks hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Borrower, the Agent and the Banks irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 9.13. Effectiveness; Counterparts; Integration. This Agreement shall become effective upon receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party). This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         SECTION 9.14. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 9.15. Confidentiality. Each Bank agrees, with respect to any information delivered or made available by the Borrower to it that is clearly indicated to be confidential information or private data, to use all reasonable efforts to protect such confidential information from unauthorized use or disclosure and to restrict disclosure to only those Persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering this Agreement and the transactions contemplated hereby. Nothing herein shall prevent any Bank from disclosing such information
(i) to any other Bank, (ii) to its affiliates, officers, directors, employees, agents, attorneys and accountants who have a need to know such information in accordance with customary banking practices and who receive such information having been made aware of and having agreed to the restrictions set forth in this Section, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (v) which has been publicly disclosed, (vi) to the extent reasonably required in connection with any litigation to which either Agent, any Bank, the Borrower or their respective affiliates may be a party,
(vii) to the extent reasonably required in connection with the exercise of any remedy hereunder and (viii) with the prior written consent of the Borrower; provided however, that before any disclosure is permitted under (iii) or (vi) of this Section 9.15, each Bank shall, if not legally prohibited, notify and consult with the Borrower, promptly and in a timely manner, concerning the information it proposes to disclose, to enable the Borrower to take such action as may be appropriate under the circumstances to protect the confidentiality of the information in question, and provided further that any disclosure under the foregoing proviso be limited to only that information discussed with the Borrower. The use of the term "confidential" in this Section 9.15 is not intended to refer to data classified by the government of the United States under laws and regulations relating to the handling of data, but is intended to refer to information and other data regarded by the Borrower as private.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        MARTIN MARIETTA MATERIALS, INC.


                                        By:_____________________________________
                                            Title:
                                            Address:   2710 Wycliff Road
                                                       Raleigh, NC 27607
                                            Facsimile: 919-510-4700



                                        THE CHASE MANHATTAN BANK


                                        By:_____________________________________
                                            Title:



                                        FIRST UNION NATIONAL BANK OF
                                           NORTH CAROLINA


                                        By:_____________________________________
                                           Name:
                                           Title:



                                        WACHOVIA BANK OF NORTH
                                           CAROLINA, N.A.



                                        By:_____________________________________
                                           Name:
                                           Title:

                                        BANK OF AMERICA, N.A.


                                        By:_____________________________________
                                           Name:
                                           Title:



                                        BNP PARIBAS


                                        By:_____________________________________
                                           Name:
                                           Title:



                                        BRANCH BANKING AND TRUST
                                           COMPANY


                                        By:_____________________________________
                                           Name:
                                           Title:



                                        WELLS FARGO BANK, NATIONAL ASSOCIATION


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        CENTURA BANK



                                        By:_____________________________________
                                           Name:
                                           Title:



                                        STATE STREET BANK & TRUST CO.


                                        By:_____________________________________
                                           Name:
                                           Title:



                                        THE CHASE MANHATTAN BANK, as Agent


                                        By:_____________________________________
                                           Title:

                                        Address: Attn:
                                                 Loan & Agency Service Grp.
                                                 One Chase Manhattan Plaza
                                                 New York, New York 10081
                                        Facsimile number: 212-552-5658

                               COMMITMENT SCHEDULE


BANK                                                  COMMITMENT
----                                                  ----------

The Chase Manhattan Bank                             $ 40,000,000
First Union                                          $ 35,000,000
Wachovia                                             $ 35,000,000
Bank of America                                      $ 35,000,000
BNP Paribas                                          $ 25,000,000
Branch Bank & Trust                                  $ 17,500,000
Wells Fargo                                          $ 12,500,000
Centura Bank/RBC                                     $ 12,500,000
State Street                                         $ 12,500,000

                  TOTAL                              $225,000,000

                                PRICING SCHEDULE


         Each of "Facility Fee Rate" and "Euro-Dollar Margin" means, for any day, the rate set forth on the table below (in basis points per annum) in the row opposite such term and in the column corresponding to the Pricing Level that apply for such day (subject to the proviso set forth below immediately after such table):

--------------------------------------------------------------------------------
PRICING LEVEL                   LEVEL I  LEVEL II  LEVEL III  LEVEL IV  LEVEL V
--------------------------------------------------------------------------------

Facility Fee Rate                  6.0      8.0       10.0      12.5     17.5
--------------------------------------------------------------------------------

Euro-Dollar Margin
         if Utilization < 25%     29.0     37.0       45.0      52.5     82.5
         if Utilization => 25%    39.0     47.0       57.5      65.0    107.5
--------------------------------------------------------------------------------

         ; provided that on any date on or after the Termination Date each rate per annum set forth above with respect to the Euro-Dollar Margin shall be increased by 12.5 basis points per annum.

         For purposes of this Schedule, the following terms have the following meanings, subject to the further provisions of this Schedule:

         "LEVEL I PRICING" applies at any date if, at such date, the Borrower's long-term debt is rated A or higher by S&P or A2 or higher by Moody's.

         "LEVEL II PRICING" applies at any date if, at such date, (i) the Borrower's long-term debt is rated A- or higher by S&P or A3 or higher by Moody's and (ii) Level I Pricing does not exist.

         "LEVEL III PRICING" applies at any date if, at such date, (i) the Borrower's long-term debt is rated BBB+ or higher by S&P or Baa1 or higher by Moody's and (ii) neither Level I Pricing nor Level II Pricing exists.

         "LEVEL IV PRICING" applies at any date if, at such date, (i) the Borrower's long-term debt is rated BBB or higher by S&P or Baa2 or higher by Moody's and (ii) none of Level I Pricing, Level II Pricing and Level III Pricing exists.

         "LEVEL V PRICING" applies at any date if, at such date, no other Pricing Level applies.

         "MOODY'S" means Moody's Investors Service, Inc.

         "PRICING LEVEL" refers to the determination of which of Level I, Level II, Level III, Level IV or Level V applies at any date.

         "S&P" means Standard & Poor's Ratings Group.

         "UTILIZATION" means, at any date, the percentage equivalent of a fraction the numerator of which is the aggregate outstanding principal amount of the Loans at such date and the denominator of which is the aggregate amount of the Commitments at such date. If for any reason any Loans remain outstanding following termination of the Commitments, Utilization shall be deemed to be in excess of 25%.

         The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. In the case of split ratings from Moody's and S&P, the Pricing Level will be determined as if both S&P and Moody's assigned ratings one notch higher than the lower of the two. The ratings in effect for any day are those in effect at the close of business on such day. The ratings in effect for any day are those in effect at the close of business on such day, and the Euro-Dollar Margin and Facility Fee Rate may change from time to time during any Interest Period as a result of changes in the Pricing Level during such Interest Period.

                                                                SCHEDULE 5.11(c)



                                   Investments

                                    (000's)*




American Stone                                                $ 2,172

Atlantic Granite                                                    1

Concrete Supply                                                 8,191

Granite Canyon Joint Venture                                    5,083

Industrial Microwave Systems                                    3,000

JW Jones, LLC                                                   3,500

Louisiana Dredging Joint Venture                                  232

Mid-South Weaver Joint Venture                                    524

OK Sand & Gravel, LLC                                           5,329

R&S Sand and Gravel, LLC                                        3,913

Theodore Holding, LLC                                            (717)

Valley Stone, LLC                                                 265
                                                              -------

         Total                                                $31,493
                                                              =======


                                   S5.11(c)-1

                                                                SCHEDULE 5.11(d)


                               Related Businesses



Composite technology

Microwave technology

Laser technology

Ecomin

Microbials

Ready mixed

Asphalt

Laydown

Trucking/transportation

Loading/unloading services


                                   S5.11(d)-1

                                                                     EXHIBIT A-1

                                 COMMITTED NOTE

                                                              New York, New York
                                                              _________ __, 200_

         For value received, Martin Marietta Materials, Inc., a North Carolina corporation (the "Borrower"), promises to pay to the order of ______________________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Committed Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Committed Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of The Chase Manhattan Bank, One Chase Manhattan Plaza, New York, New York.

         All Committed Loans made by the Bank, the respective types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Committed Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is one of the Committed Notes referred to in the 364-Day Credit Agreement dated as of August 8, 2001 among Martin Marietta Materials, Inc., the Banks from time to time parties thereto and The Chase Manhattan Bank, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                        MARTIN MARIETTA MATERIALS, INC.


                                        By:____________________________________
                                           Name:
                                           Title:

                         LOANS AND PAYMENTS OF PRINCIPAL


-------------------------------------------------------------------------------
                                TYPE OF   AMOUNT OF  PRINCIPAL   NOTATION
AMOUNT               DATE        LOAN       LOAN      REPAID     MADE BY
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


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                                     A-1-2

                                                                     EXHIBIT A-2

                              COMPETITIVE BID NOTE

                                                              New York, New York
                                                              ________ __, 200__

         For value received, Martin Marietta Materials, Inc., a North Carolina corporation (the "Borrower"), promises to pay to the order of ______________________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Competitive Bid Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Competitive Bid Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of The Chase Manhattan Bank, One Chase Manhattan Plaza, New York, New York.

         All Competitive Bid Loans made by the Bank, the respective types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Competitive Bid Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is one of the Competitive Bid Notes referred to in the 364-Day Credit Agreement dated as of August 8, 2001 among Martin Marietta Materials, Inc., the Banks from time to time parties thereto and The Chase Manhattan Bank, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                        MARTIN MARIETTA MATERIALS, INC.


                                        By:____________________________________
                                           Name:
                                           Title:

                         LOANS AND PAYMENTS OF PRINCIPAL


-------------------------------------------------------------------------------
                                TYPE OF   AMOUNT OF  PRINCIPAL   NOTATION
AMOUNT               DATE        LOAN       LOAN      REPAID     MADE BY
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


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                                     A-2-2

                   EXHIBIT B -- COMPETITIVE BID QUOTE REQUEST

                      Form of Competitive Bid Quote Request

                                                        [Date]

To:      The Chase Manhattan Bank (the "Agent")

From:    Martin Marietta Materials, Inc.

Re: 364-Day Credit Agreement (the "CREDIT AGREEMENT") dated as of August 8, 2001 among Martin Marietta Materials, Inc., the Banks from time to time parties thereto and the Agent

         We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Borrowing(s):

         Date of Borrowing:  __________________

         PRINCIPAL AMOUNT*                       INTEREST PERIOD**
         -----------------                       -----------------
         $

         Such Competitive Bid Quotes should offer a Competitive Bid [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

         Terms used herein have the meanings assigned to them in the Credit Agreement.

                                        MARTIN MARIETTA MATERIALS, INC.


                                        By:____________________________________
                                           Name:
                                           Title:


---------------------

*        Amount must be $5,000,000 or a larger multiple of $1,000,000.

** Not less than one month (LIBOR Auction) or not less than seven days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

               EXHIBIT C -- INVITATION FOR COMPETITIVE BID QUOTES

                  Form of Invitation for Competitive Bid Quotes


To:      [Name of Bank]

Re: Invitation for Competitive Bid Quotes to Martin Marietta Materials, Inc. (the "Borrower")

         Pursuant to Section 2.03 of the 364-Day Credit Agreement dated as of August 8, 2001 among Martin Marietta Materials, Inc., the Banks from time to time parties thereto and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes to the Borrower for the following proposed Competitive Bid Borrowing(s):

         Date of Borrowing:  __________________

         PRINCIPAL AMOUNT                                    INTEREST PERIOD
         ----------------                                    ---------------
         $

         Such Competitive Bid Quotes should offer a Competitive Bid [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

         Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].

                                        THE CHASE MANHATTAN BANK, as Agent


                                        By:____________________________________
                                                  Authorized Officer

                       EXHIBIT D -- COMPETITIVE BID QUOTE

                          Form of Competitive Bid Quote


To:      The Chase Manhattan Bank, as Agent

Re:      Competitive Bid Quote to Martin Marietta Materials, Inc. (the
         "Borrower")

         In response to your invitation on behalf of the Borrower dated _____________, 200__, we hereby make the following Competitive Bid Quote on the following terms:

         1. Quoting Bank: ________________________________

         2. Person to contact at Quoting Bank:

              _________________________________

         3. Date of Borrowing: ____________________*

         4. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

                                           COMPETITIVE BID
PRINCIPAL AMOUNT**   INTEREST PERIOD***       MARGIN****      ABSOLUTE RATE*****
$
$

         [Provided, that the aggregate principal amount of Competitive Bid Loans for which the above offers may be accepted shall not exceed $____________.]**

---------------------

*        As specified in the related Invitation.

** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

*** Not less than one month (LIBOR Auction) or not less than seven days (Absolute Rate Auction), as specified in the related Invitation. No more than five bids are permitted for each Interest Period.

**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

*****    Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the 364-Day Credit Agreement dated as of August 8, 2001 among Martin Marietta Materials, Inc., the Banks from time to time parties thereto and yourselves, as Agent, irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted, in whole or in part.

                                          Very truly yours,

                                          [NAME OF BANK]


DATED:                                    BY:
        --------------------------            ----------------------------------
                                                     AUTHORIZED OFFICER

               EXHIBIT E-1 -- OPINION OF COUNSEL FOR THE BORROWER

                                   OPINION OF
                            WILLKIE FARR & GALLAGHER


To the Banks and the Agent
  Referred to Below
c/o The Chase Manhattan Bank, as Agent
One Chase Manhattan Plaza
New York, New York 10081

Dear Sirs:

         We have acted as counsel for Martin Marietta Materials, Inc. (the "Borrower") in connection with the 364-Day Credit Agreement (the "Credit Agreement") dated as of August 8, 2001 among the Borrower, the Banks from time to time parties thereto, and The Chase Manhattan Bank, as Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of our client pursuant to Section 3.01(a) of the Credit Agreement.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that:

                  1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of North Carolina and has all corporate powers required to carry on its business as now conducted.

                  2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the corporate powers of the Borrower, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any material agreement, judgment, injunction, order, decree or other instrument known to us binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                  3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and when executed and delivered, each Note will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms.

                  4. There is no action, suit or proceeding pending against, or to the best of our knowledge threatened against, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, the adverse determination of which is reasonably likely to occur, and if so adversely determined would be reasonably likely to have a Material Adverse Effect, or which in any manner draws into question the validity of the Credit Agreement or the Notes.

                  5. Each of the Borrower's Restricted Subsidiaries organized under the laws of the State of Delaware is a corporation or a limited partnership validly existing and in good standing under the laws of the State of Delaware, and has all corporate or partnership powers to carry on its business as now conducted.

         The opinions expressed herein, however, are subject to the following:

                           (a) We are members of the Bar of the State of New York and do not purport to be experts in the laws of jurisdictions other than the State of New York and the Federal laws of the United States of America and we do not express any opinion as to the laws of any jurisdiction other than the present laws of the State of New York and Federal laws of the United States, in each case of the type specifically referred to herein or otherwise of a type typically applicable to transactions of the type contemplated by the Credit Agreement, and the Notes, and the present judicial interpretations thereof and to the facts as they presently exist. As to matters of North Carolina law, we have relied, without independent investigation, on the opinion, dated the date hereof and addressed to you, of Robinson Bradshaw & Hinson.

                           (b) The opinions set forth above, insofar as they relate to the enforceability of the Credit Agreement, are subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting or limiting the enforcement of creditors' rights generally and to equitable principles affecting the availability of equitable relief (regardless of whether enforcement is considered in a proceeding in equity or at law), including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing. Such principles of equity are of general application, and in applying such principles, a court, among other things, might not allow a creditor to accelerate the maturity of

                                     E-1-2
         a debt for an immaterial default. Such principles applied by a court might include a requirement that a creditor act with reasonableness and good faith. Such requirement might be applied, for example, to any provision of the Credit Agreement purporting to authorize conclusive determinations by any Bank or the Agent. Insofar as provisions contained in the Credit Agreement provide for indemnification, the enforcement thereof may be limited by public policy considerations.

                           (c) We have made no independent investigations except as specifically set forth herein.

                           (d) We express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Bank or the Agent (or any assignee of any of the rights and/or obligations of any Bank or the Agent under the Credit Agreement) may be located or wherein enforcement of the Agreement may be sought which limits the rates of interest legally chargeable or collectible.

                           (e) We express no opinion as to (i) whether a Federal or state court outside of the State of New York would give effect to the choice of New York law provided for in the Credit Agreement, (ii) sections of the Credit Agreement insofar as such sections relate to the subject matter jurisdiction of the courts specified therein to adjudicate any controversy related to the Credit Agreement, (iii) sections of the Credit Agreement insofar as such sections relate to the waiver of trial by jury or (iv) the waiver of defenses and the waiver of objection to venue set forth in the Credit Agreement with respect to proceedings in the courts specified therein.

                           (f) We have assumed that all parties other than the Borrower have the power to enter into the Credit Agreement and have duly authorized, executed and delivered the Credit Agreement.

                           (g) Our opinions contained herein are rendered solely for your information in connection with the transactions contemplated under the Credit Agreement and may not be relied upon in any manner by any other person, entity or agency, or by you for any other purpose. Our opinions herein shall not be quoted or otherwise included, summarized or referred to in any publication or document, in whole or in part, for any purposes whatsoever, or furnished to any other person, entity or agency, except as may be required by you by applicable law or regulation or request of regulatory agencies to which you are subject. We further advise you that we are not assuming any obligation to notify the Agent or the

                                     E-1-3

         Banks of any changes in this opinion as a result of any facts that may come to our attention in the future which may cause a change in this opinion.

                           (h) Based on a certificate of the Borrower delivered on the date hereof, the term "Restricted Subsidiaries organized under the laws of the State of Delaware" as used herein means American Aggregates Corporation and Meridian Aggregates Company.

                           (i) This opinion is limited to matters expressly set forth herein and no opinion is to be implied or may be inferred beyond the matters expressly stated herein.

                           (j) When used in this opinion, the phrase "to the best of our knowledge" means the current actual knowledge of attorneys within our firm who are actively involved in representing the Borrower in connection with the matters referred to herein or in connection with any litigation involving the Borrower.

                                                Very truly yours,

                                     E-1-4

          EXHIBIT E-2-- OPINION OF NORTH CAROLINA COUNSEL FOR BORROWER

                                   OPINION OF
                           ROBINSON BRADSHAW & HINSON



To the Banks and the Agent
  Referred to Below
c/o The Chase Manhattan Bank, as Agent
One Chase Manhattan Plaza
New York, New York 10081

Dear Sirs:

         We have acted as special North Carolina counsel for Martin Marietta Materials, Inc. (the "BORROWER") in connection with the 364-Day Credit Agreement (the "CREDIT AGREEMENT") dated as of August 8, 2001 among the Borrower, the Banks from time to time parties thereto, and The Chase Manhattan Bank, as Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of our client pursuant to
Section 3.01(a) of the Credit Agreement.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that:

           1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of North Carolina and has all corporate powers required to carry on its business as now conducted.

           2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the corporate powers of the Borrower, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any North Carolina governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable North Carolina law or regulation or of the articles of incorporation or by-laws of the Borrower.

         [Add qualifications, reliance, etc.]

         We authorize Willkie Farr & Gallagher, counsel for the Borrower, to rely upon this opinion in rendering its opinion pursuant to Section 3.01(a) of the Credit.

                                        Very truly yours,


                                     E-2-2

              EXHIBIT F-- OPINION OF SPECIAL COUNSEL FOR THE AGENT

                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                  FOR THE AGENT


August 8, 2001
To the Banks and the Agent
  Referred to Below
c/o The Chase Manhattan Bank, as Agent
One Chase Manhattan Plaza
New York, New York  10081

Dear Sirs:

         We have participated in the preparation of the 364-Day Credit Agreement (the "CREDIT AGREEMENT") dated as of August 8, 2001 among Martin Marietta Materials, Inc., a North Carolina corporation (the "BORROWER"), the Banks from time to time parties thereto (the "BANKS"), and The Chase Manhattan Bank, as Agent (the "AGENT"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(b) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower and when executed and delivered the Notes will constitute valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In giving the foregoing opinion, (i) we have assumed that the execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action and (ii) we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                         Very truly yours,

                EXHIBIT G -- ASSIGNMENT AND ASSUMPTION AGREEMENT


                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         AGREEMENT dated as of _________, 200_ between {NAME OF ASSIGNOR} (the "Assignor") and {NAME OF ASSIGNEE} (the "Assignee").

         WHEREAS, this Assignment and Assumption Agreement (the "AGREEMENT") relates to the 364-Day Credit Agreement dated as of August 8, 2001 among MARTIN MARIETTA MATERIALS, INC. (the "BORROWER"), the Assignor and the other Banks party thereto, as Banks, and THE CHASE MANHATTAN BANK, as Agent (the "AGENT") (the "CREDIT AGREEMENT");

         WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed
$___________;

         WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

         WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

         SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, [the Borrower and the Agent] and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

         SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.* It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

         [SECTION 4. Consent of the Borrower and the Agent. This Agreement is conditioned upon the consent of the Borrower and the Agent pursuant to Section 9.08(c) of the Credit Agreement.** The execution of this Agreement by the Borrower and the Agent is evidence of this consent. Pursuant to Section 9.08(c), the Borrower agrees to execute and deliver, if requested, a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

         SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has,

----------------

* Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

** No such consent is required if (i) the Assignee is an affiliate of the Assignor or was a Bank immediately prior to this assignment and (ii) after giving effect to this assignment no Bank shall hold more than 35% of the aggregate amount of the Commitments, except with the consent of the Borrower and the Required Banks.

independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

         SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                        {NAME OF ASSIGNOR}


                                        By:_____________________________________
                                           Name:
                                           Title:



                                        {NAME OF ASSIGNEE}


                                        By:_____________________________________
                                           Name:
                                           Title:

     [The undersigned hereby consent to the foregoing assignment:

                                        [MARTIN MARIETTA MATERIALS, INC.


                                        By:_____________________________________
                                           Name:
                                           Title:

                                        [THE CHASE MANHATTAN BANK, as Agent


                                        By:_____________________________________
                                           Name:
                                           Title:                              ]

                       EXHIBIT H -- COMPLIANCE CERTIFICATE


                         FORM OF COMPLIANCE CERTIFICATE


The Chase Manhattan Bank,
  as Agent

Attention:
           -------------------------

         Re:      Compliance Certificate

Ladies and Gentlemen:

         Reference is made to the 364-Day Credit Agreement dated as of August 8, 2001 among MARTIN MARIETTA MATERIALS, INC., (the "BORROWER"), the Banks from time to time parties thereto (the "BANKS") and The Chase Manhattan Bank, as Agent (the "AGENT") (such agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, the "AGREEMENT"); capitalized terms used herein without definition shall have the meanings assigned those terms in the Agreement.

         This Certificate is furnished to the Agent for the benefit of the Banks pursuant to Section 5.01 of the Agreement.

         The undersigned, , hereby certifies to the Agent for the benefit of the Banks as follows:

         1 Authority. I am the duly elected, qualified and acting ____________ of the Borrower.

         2. This certificate is for the period ended _______ __, 200__ (the "CERTIFICATION DATE").

         3. Financial Statements. The accompanying consolidated statements of earnings and cash flows of the Borrower and the Consolidated subsidiaries [for the period from the beginning of the fiscal year to the Certification Date] [for the fiscal year ended on the Certification Date] and the related consolidated balance sheet of the Borrower and the Consolidated Subsidiaries as at the end of such [fiscal period] [year], fairly present the consolidated financial condition and results of operations of the Borrower and the Consolidated Subsidiaries as of the end of such [period] [year] and for the [period] [year] involved[, subject, however, to year-end audit adjustments].

         4. No Default. To my knowledge, no Default has occurred or is continuing as of the date of this certificate, except as set forth below:

         ______________________________

         ______________________________

         ______________________________

         ______________________________


         ______________________________

           5. Maximum Leverage Ratio Calculation. The financial data and computations supporting the Borrower's compliance on and as of the Certification Date with the financial covenant contained in Section 5.09 of the Agreement are set forth below, and such financial data and computations are true, correct, and complete:

         (A)      Debt..........................................

         (B)      Total Capital.................................

                  Actual leverage (A)/(A+B).....................

                  Maximum Allowable Leverage....................             50%
                  (under certain circumstances set forth in Section 5.09 of the Credit Agreement, Maximum Allowable Leverage can be 65%)

         IN WITNESS WHEREOF, the undersigned has executed this Certificate on the date set forth below.

                                        MARTIN MARIETTA MATERIALS, INC.

                                        By:_____________________________________
                                           Name:
                                           Title:


Dated: _______________________, 200__


                                      H-2